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                                                                   EXHIBIT 10.29

                           KORN/FERRY INTERNATIONAL

                              PHANTOM STOCK PLAN


                                   ARTICLE 1

                                    PURPOSE

     The purpose of this KORN/FERRY INTERNATIONAL PHANTOM STOCK PLAN (the "Plan") is to enable KORN/FERRY INTERNATIONAL (the "Parent Company") and its subsidiary and affiliated companies (together the "Company") to provide long term incentive compensation for key executives of the Company who have rendered and continue to render valuable services to the Company, and who thereby make an important contribution toward its continued growth and success. The Plan will provide a means whereby such executives of the Company may be given an opportunity to benefit from growth in the value of the Company.


                                   ARTICLE 2

                                  DEFINITIONS


     Agreement. "Agreement" means the written agreement entered into between the
     ---------
Company and the Participant to carry out the Plan with respect to such Participant.

     Beneficiary. "Beneficiary" means the person or persons designated as such
     -----------
in accordance with Article 5.

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     Board. "Board" means the Board of Directors of the Parent Company. The
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Board shall have the right to delegate any of its duties and responsibilities under the Plan by an instrument in writing, except for a termination of the Plan pursuant to Section 6.2.

     Book Value. "Book Value" means the per share price calculated by dividing
     ----------
shareholders' equity by the total number of shares of Common Stock outstanding, subject to adjustment pursuant to Section 3.3(b). The "Book Value" shall be the per share book value calculated as of the close of the Parent Company's most recent fiscal quarter. The "Book Value" shall be determined quarterly, as soon as practicable after the necessary information is available, by the Parent Company acting through its proper officers upon due authorization of the Board, subject to adjustments made pursuant to Section 3.3(b). Adjustments to "Book Value" will be made by the Board to eliminate increases which result from reductions in the Company's deferred income tax liability account under standards adopted by the Financial Accounting Standards Board.

     Change of Control. "Change of Control" means a sale or other transfer of
     -----------------
all or substantially all of the voting stock or assets of the Parent Company, other than to (A) shareholders of the Parent Company, (B) a pension, profit-sharing, stock bonus or similar plan established for the benefit of employees of the Company, or (C) an entity in which the former shareholders of the

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Parent Company hold 50% or more of the value of the outstanding stock.

          Committee. "Committee" means the Administrative Committee which is
          ---------
appointed to manage and administer the Plan pursuant to Section 4.1.

          Compensation Committee. "Compensation Committee" means the
          ----------------------
Compensation Committee which is an operating committee of management of the Parent Company.

          Common Stock. "Common Stock" means the Parent Company's common
          ------------
stock, $0.10 par value.

          Company. "Company" means the Parent Company and includes, whenever
          -------
appropriate, its subsidiary and affiliated companies.

          Market Value. "Market Value" of the Common Stock shall be determined
          ------------
by the Board, whenever necessary under the provisions of the Plan, if the Common Stock is neither listed nor admitted to trading on any stock exchange nor actively traded in the over-the-counter market at the time. If the Common Stock is not listed or admitted to trading on a stock exchange but is actively traded over-the-counter at the time, the Market Value shall be the mean between the highest reported bid price and the lowest reported asked price of the Common Stock in the over-the-

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counter market on the last business day prior to the relevant date, as reported by any publication selected by the Committee which regularly reports the market price of the Common Stock in such market. If the Common Stock is then listed or admitted to trading on any stock exchange, the Market Value shall be the last reported sales price on the last business day prior to the relevant date on the principal stock exchange on which the Common Stock is then listed or admitted to trading, as reported by any publication selected by the Committee which regularly reports the market price of the Common Stock on such exchange, or, if no sale takes place on such day on such principal stock exchange, then the closing bid price of the Common Stock on such exchange on such day.

          Maturity Date. "Maturity Date" for a Unit means the end of the fiscal
          -------------
quarter of the Parent Company preceding or concurrent with (i) the Termination of Service of a Participant or (ii) any earlier date on which (A) the Participant exercises the right to resell the Unit to the Company upon a Change of Control pursuant to Section 3.5 or (B) the Plan terminates pursuant to
Section 6.2.

          Participant. "Participant" means an executive of the Company who has
          -----------
been selected to participate in the Plan in accordance with Section 3.2.

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     Service.  "Service" means continuous full-time or substantially full-time
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service with the Company as an employee.

     Termination of Service.  "Termination of Service" means the Participant's
     ----------------------
ceasing his Service with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of death or disability, but excluding absence due to approved leaves of absence pursuant to Section 3.8.

     Unit.  "Unit" means an interest under the Plan having the value described
     ----
in Section 3.3.

     Year of Service.  "Year of Service" means a complete year of continuous
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full-time or substantially full-time Service with the Company.  A "year" is a period of 12 consecutive calendar months.


                                   Article 3

                                 Grant Of Units

     3.1  Total Number of Units. The total number of Units which may be granted
          ---------------------
under the Plan shall be 1,500,000 Units. No more than 500,000 Units may be granted to persons who are senior officers of the Company at the time of grant of their Units. If any Units granted under the Plan are forfeited pursuant to
Section 3.4, that number of Units shall again be available for new grants by the Compensation Committee under the Plan.

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          3.2  Participants and Allocation of Units. The Participants in the
               ------------------------------------
Plan and the number of Units granted to each Participant shall be determined by the Compensation Committee, or in the case of senior officers by the Board, subject to the limitations in Section 3.1. An Agreement shall be entered into between the Company and a Participant to reflect a grant of Units under the Plan. If a Participant declines to purchase shares of Common Stock when they are offered to him pursuant to the Parent Company's stock ownership guidelines, as amended from time to time, no Units shall thereafter be granted to him under the Plan.

          3.3  Value of Units.
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               (a)  Each Unit will have a value equal to the Book Value per share of Common Stock of the Parent Company as of the Maturity Date of the Unit, less any unpaid portion of the purchase price for the Unit. However, following a Change of Control the Market Value, instead of the Book Value, of a share of Common Stock shall be used in determining the value of a Unit.

               (b) It is anticipated that amounts payable to Participants under the Plan will be charged on an accrual basis as compensation expense against the Parent Company's net income and will thereby reduce Book Value. Accordingly, the Book Value per share on the Maturity Date of any Unit will be measured after deducting from Book Value any accrued compensation expense resulting from the Plan through such Maturity Date, calculated in such consistent manner as the Board may determine. The Board will also make appropriate adjustments to Book Value to eliminate

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increases which result from reductions in the Company's deferred income tax liability account under standards adopted by the Financial Accounting Standards Board. The Board may also make such other adjustments to Book Value as it deems appropriate. The value of a Unit shall also be adjusted as provided in Section 3.8.

               (c) The Board, in its sole discretion, may credit a Unit with the amount of any cash dividends and/or the value of any non-cash distributions which are paid on a share of Common Stock between the grant date and the Maturity Date of the Unit.

               (d) The purchase price for the Unit shall be established by the Compensation Committee and shall be paid at such time and in such manner as the Compensation Committee may determine in its sole discretion, and these provisions shall be contained in the Agreement(s) entered into with the Participant with respect to his Units.

          3.4  Vesting of Units. Unless otherwise provided in his Agreement, a
               ----------------
Participant's Units will vest at the rate of 20% per year for each complete Year of Service after the effective date of grant specified in his Agreement. A Participant's Units will also become 100% vested in the event of a Change of Control.

               All of a Participant's Units which are not vested will be forfeited when the Participant has a Termination of Service or if the Participant declines to purchase any shares of Common Stock which are offered to him pursuant to the Parent Company's stock ownership guidelines, as amended from time to

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time. A Participant shall have no further rights with respect to any unvested
Units which are forfeited.

          3.5  Time and Manner of Payment for Units.
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               (a)  Payment for a Participant's vested Units will normally be made by the Company to the Participant within ninety (90) days after the Participant has a Termination of Service, or such longer period as may be required to obtain audited financial statements in order to determine the value of Units at the end of a fiscal year. In the event of a Change of Control, the Participant shall surrender all of his Units and receive payment for the Units surrendered at the same time and upon the same terms which are applicable to holders of shares of Common Stock.

               (b) Payments for vested Units will normally be made in a single lump sum payment. However, in the sole discretion of the Committee, payments may be made in an initial cash payment of approximately sixteen and seven-tenths percent (16.7%) of the purchase price with the balance payable in five (5) equal, annual installments evidenced by a promissory note executed by the Parent Company and naming the Participant, the Participant's legal representative or the Participant's Beneficiary as the bearer. The note shall provide for five (5) equal payments of principal plus interest (on the declining balance) made on the anniversary of the date of note. The note shall bear interest on the declining balance at a rate per annum equal to the rate of interest publicly announced by Security Pacific National Bank as its prime lending rate for its U.S.

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commercial loans, as in effect on the day the note is initially executed, but in no event more than the maximum rate of interest allowed by applicable law. The note shall be delivered to the bearer concurrently with the initial payment. The Company, in its sole discretion, may accelerate payments to the Participant, without premium or penalty.

          (c) Notwithstanding subparagraph (b) above, payments shall be made in accordance with Section 3.5(a) in the event of a Change of Control and with
Section 6.2 in the event of termination of this Plan.

     3.6  Withholding Taxes.  Whenever payment is to be made in satisfaction of
          -----------------
Units, the Company shall withhold from payments made hereunder an amount sufficient to satisfy any federal, state and local withholding tax requirements.

     3.7  Nonassignability of Units.    A Unit may not be assigned by a
          -------------------------
Participant either voluntarily or by operation of law and shall not be subject to pledge, attachment, execution or similar process.

     3.8  Approved Leave of Absence.    If a Participant is absent from Service
          -------------------------
by reason of a leave of absence for a specified period of time which is formally approved in writing by the Committee, the provisions of this Section 3.8 shall be applicable.

          An approved leave of absence shall not constitute a Termination of Service unless the Participant fails to return to

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Service with the Company within thirty (30) days following the end of the specified period of the approved leave of absence. However, the period of such approved leave of absence shall be disregarded and shall not be counted for purposes of determining Years of Service. Also, any increase in the Book Value per share of Common Stock of the Parent Company during the period of the approved leave of absence shall be subtracted in determining the value of the Participant's Units pursuant to Section 3.3.


                                   ARTICLE 4

                          ADMINISTRATION OF THE PLAN

     4.1  Administration of Plan. The Board shall appoint an Administrative
          ----------------------
Committee consisting of three or more persons to administer the Plan and interpret and apply its provisions in accordance with its terms, subject to review by the Board. The interpretation and application by the Committee of any provision of the Plan shall be final and conclusive, unless the Board determines otherwise. A member of the Committee shall not vote or act upon any matter which relates solely to such member as a Participant. In the absence of appointment of an Administrative Committee, references herein to the Committee shall mean the Board.

     4.2  Adjustments Upon Changes in Capitalization. The Board shall determine
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all adjustments to be made with respect to

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the Units due to any changes in the capitalization of the Parent Company, including any stock dividends or stock splits, or upon dissolution, liquidation, reorganization, merger or consolidation of the Parent Company. In any such event the Board shall make an equitable adjustment in the number and/or value of Units, so that the value of a Participant's Units after adjustment will not be impaired by the change in capitalization.

          In the event of any dissolution or liquidation of the Parent Company or any merger or combination in which the Parent Company is not a surviving corporation, each outstanding Unit granted hereunder shall terminate, but the holder thereof shall, unless the Board shall have provided substitute Units, become 100% vested in his Units and have the right immediately prior to such dissolution, liquidation, merger or combination to receive any cash payments attributable to his Units to the extent not previously received. In the event of any such dissolution, liquidation, merger or combination, the Board may, in its discretion, cause new Units of any surviving corporation to any such dissolution, liquidation, merger or combination to be issued in substitution for outstanding Units, with such substitute Units to contain terms in the light of such change which the Board deems to be equitable both to the Participants and the Company.

          The Board's determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

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          4.3  Arbitration of Disputes.  In the event of a dispute arising over
               -----------------------
the interpretation or enforcement of any of the provisions of this Plan, or any other controversy or claim arising out of or relating to the Plan, the Company and Participant agree to submit such dispute to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Company and Participant agree that the arbitration shall occur in Los Angeles, California. The fees and expenses of any arbitration under this Agreement shall be awarded by the arbitrator(s).


                                   ARTICLE 5

                            BENEFICIARY DESIGNATION

     Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payment under this Plan shall be made in the event of the Participant's death prior to complete distribution to the Participant of all benefits due under this Plan. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee.

     The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date filing of a

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Beneficiary designation form shall revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse has previously been designated as Beneficiary. The spouse of a marriage Participant shall join in any designation of a Beneficiary or Beneficiaries other than the spouse on a form prescribed by the Committee.

     If a Participant fails to designate a Beneficiary as provided above, or if his Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Committee shall direct the distribution of such benefits to the Participant's estate.

                                   ARTICLE 6

                       AMENDMENT AND TERMINATION OF PLAN


     6.1  Amendment of Plan.  The Board may amend the Plan in whole or in part
          -----------------
at any time. However, any amendment must be prospective and may not deprive Participants of any benefits or values of their Units, whether vested or unvested, which have accrued prior to such amendment.

     6.2  Termination of Plan.  The Board may terminate the Plan at any time if,
          -------------------
in its judgement, the continuance of the Plan

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would not be in the best interest of the Company. Upon any termination of the
Plan, each Participant shall forfeit his unvested Units and shall be entitled to receive payment for the accrued value of his vested Units determined as of the end of the fiscal quarter preceding or concurrent with the date of termination of the Plan. Except as provided hereafter, upon termination of the Plan all Units shall be cancelled and shall have no further rights other than to receive payment for vested Units as provided in the preceding sentence. Such payment for vested Units shall be made to each Participant upon his Termination of Service at the time and in the manner provided in Section 3.5. However, the Board, in its discretion, may determine to accelerate the time of payment for vested Units. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control within one (1) year following the termination of the Plan, all Participants who remain in Service with the Company at the time of the Change of Control shall become 100% vested in all Units which they held at the time of termination of the Plan, and any such Units which were previously forfeited shall be reinstated. Further, the accrued value of the vested Units for such Participants shall be measured by the Market Value, rather than the Book Value, of a share of Common Stock and shall be measured at the time of the Change of Control rather than at the end of the fiscal quarter preceding or concurrent with the date of termination of the Plan. Interest shall be credited on the amount owed to the Participant for the period between termination of the Plan and payment for his vested

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Units at the rate of interest publicly announced by Security Pacific National
Bank as its prime lending rate for its U.S. commercial loans, as in effect from time to time during this period. Interest shall be adjusted annually based on the rate in effect on the first day of each calendar year.


                                   ARTICLE 7

                           MISCELLANEOUS PROVISIONS

          7.1  Unsecured General Creditor. Participants and their Beneficiaries,
               --------------------------
heirs, successors, and assigns shall have no legal or equitable rights, interests or claims in any specific property or assets of the Company. No Common Stock or other assets of the Company shall be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

          7.2  Obligations to Company. If a Participant becomes entitled to a
               ----------------------
payment under the Plan, and if at such time the Participant has outstanding any debt, obligation or other liability representing an amount owing to the Company, then the

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Company may offset such amount owed to it against the amount of the payment otherwise due to the Participant.

          7.3  Nonassignability. Neither a Participant nor any other person
               ----------------
shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, or any interest therein, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

          7.4  Employment Not Guaranteed. Nothing contained in this Plan nor any
               -------------------------
action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to be retained in Service with the Company.

          7.5  No Rights as Shareholders. The Participants will have no rights
               -------------------------
as shareholders and no rights to acquire stock of the Company. They will have no right to vote for the election of directors of the Company or on other matters submitted for shareholder approval, to receive dividends and other

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distributions in respect of Common Stock, to inspect and make copies of the books and records of the Company, or to enjoy the other rights and privileges of shareholders of the Company. All amounts payable under the Plan will be paid solely in cash, except as otherwise provided in the Plan.

          7.6  Gender, Singular & Plural. All pronouns and any variations
               -------------------------
thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

          7.7  Captions. The captions of the articles, sections and paragraphs
               --------
of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          7.8  Validity. In the event any provision of this Plan is held
               --------
invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

          7.9  Notice. Any notice or filing required or permitted to be given to
               ------
the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Parent Company, directed to the attention of the President of the Parent Company.

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Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     7.10 Applicable Law. This Plan shall be governed and construed in
          --------------
accordance with the laws of the State of California.

     7.11 Benefit. The rights and obligations under this Plan shall inure to the
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benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participant and his Beneficiaries.


     IN WITNESS WHEREOF, the Parent Company has adopted this KORN/FERRY INTERNATIONAL PHANTOM STOCK PLAN effective on May 1, 1998.

                                   KORN/FERRY INTERNATIONAL

                                   By /s/ Peter L. Dunn
                                     -----------------------------------
                                   Its V.P. Administration & Secretary
                                      ----------------------------------

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